Exhibit 23.1.E


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Registration Statement on Form S-3 of our report dated April 25, 2002, relating to the financial statements of JCP&L Transition Funding LLC, which appears in such Registration Statement.


PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 25, 2002